                              FORM 8-K
(As last amended in Release No. 34-35113, December 19, 1994, 59 F.R. 67752)

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 28, 1996



                               BWAY CORPORATION
            (Exact Name of Registrant as specified in its charter)


                      COMMISSION FILE NUMBER 000-26-178
 DELAWARE                                                         36-3624491
 (State or other jurisdiction                 (IRS Employer Identification No.)
 of incorporation or organization)



                         8607 Roberts Drive, Suite 250
                            Atlanta, Georgia 30350
         (Address of principal executive offices, including zip code)


                                 770-587-0888
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)
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                               BWAY CORPORATION
                                   FORM 8-K


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 28, 1996, BWAY Corporation, a Delaware Corporation ("BWAY"), merged one of its wholly owned subsidiaries, Milton Acquisition Corp. (the "Purchaser"), with Milton Can Company, Inc. (the "Company") pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated March 21, 1996, as amended on April 30, 1996 (the "Agreement"). The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K.

Pursuant to the Agreement, the Company merged with and into the Purchaser, with Purchaser being the surviving corporation. BWAY intends to continue the Company's business activities and operations, manufacturing of steel containers, and to continue the use of assets in substantially the same fashion as prior to the merger. The Company's stockholders received $13.4 million in cash, $1 million in notes and $14.6 million in BWAY stock. BWAY issued 656,174 shares of its treasury stock and 154,796 newly issued shares. The amount of each portion of consideration was determined as a result of negotiations between BWAY and the Company. Pursuant to the merger, BWAY assumed the Company's liabilities, including approximately $12.3 million in term and revolving debt held by Bay Bank, which was paid off at closing. The Company's asset valuation prior to closing reflected property, plant and equipment book value of approximately $10 million, inventory of approximately $7 million, and liabilities of approximately $10 million. The transaction will be recorded using the purchase method of accounting. James W. Milton, the controlling shareholder of the Company, became an officer and director of BWAY effective as of the closing.

The total cash used by BWAY to consummate the transaction and pay the related fees and expenses, including the settlement of debt, was approximately $26.7 million. BWAY financed the transaction using approximately $5 million from its current revolving loan pursuant to the Third Amended and Restated Revolving Credit Loan Agreement by and among BWAY, Brockway Standard, Inc., certain financial institutions and Bankers Trust Company, as agent, and the remainder was financed using existing funds.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

(a)  Financial statements of businesses acquired.

    To be filed by amendment.   Pursuant to Item 7(a)(4) of Form 8-K, the
Registrant hereby indicates that the filing of such financial statements is impracticable and undertakes to file such information on a Form 8K/A Amendment to this Report no later than 60 days after June 12, 1996.

(b)  Pro forma financial information.

    To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the Registrant hereby indicates that the filing of such financial statements is impracticable and undertakes to file such information on a Form 8K/A Amendment to this Report no later than 60 days after June 12, 1996.

(c) Exhibits.

    (1)  The exhibits listed in the Index to Exhibits.

                               INDEX TO EXHIBITS
                               -----------------

                                                           Location of Document
Exhibit                                                       in Sequential
  No.               Description of Document                  Numbering System+
- -------     -----------------------------------------      ---------------------
  10.1      Merger Agreement with Milton Can Company,               *
            Inc., dated March 21, 1996.

  10.2      Amendment No. 1 to the Merger Agreement with            *
            Milton Can Company, Inc. dated April 30,
            1996.



* Incorporated by reference to the respective exhibit to the Company's Form 10-Q for the period ending March 31, 1996.

                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BWAY Corporation
                               (Registrant)

Date:  June 12, 1996           /s/  DAVID P. HAYFORD
       -------------           ----------------------------------
                               David P. Hayford
                               Senior Vice President & CFO

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